PROMISSORY NOTE

Date of Note:	April 28, 2017

Amount of Note:	EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00)

Maturity Date:	April 28, 2022

CODA OCTOPUS GROUP, INC., a Delaware corporation, CODA OCTOPUS PRODUCTS, INC., a Delaware corporation, and CODA OCTOPUS COLMEK, INC., a Utah Corporation (individually and/or collectively, the “Borrower, do hereby covenant and promise to pay to the order of HSBC BANK USA, N.A., its successors and/or assigns (the “Lender”), at 2929 Walden Avenue, C-111, Depew, New York 14043, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, up to EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), pursuant to the terms and conditions of that certain Loan Agreement dated as of even date herewith between Borrower and Lender (as the same may be amended or modified from time to time, the “Loan Agreement”), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Promissory Note (this “Note”) and the Loan Agreement.

A.	Interest Rate.

(a) Interest shall accrue under this Note at a rate of interest per annum equal to 4.5566 (the “Interest Rate”).

(b) Interest shall be calculated at the rate of Actual/360 of the annual rate of interest for each day that principal is outstanding (i.e., interest will accrue and be paid on the actual number of calendar days elapsed from the date hereof and based on a 360-day year).

This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full. Nothing contained in this Note or otherwise is intended, nor shall constitute, an obligation of the Lender to make any loan or advance.

B.	Payment Terms:

Commencing on May 28, 2017 and continuing on the twenty-eighth (28th) day of each month thereafter, Borrower shall make monthly payments of principal and interest in an amount equal to $149,350.14, until April 28, 2022 (the “Maturity Date”). In addition, within thirty (30) days after the delivery to Lender of the financial statements required under Section 6(a) of the Loan Agreement, Borrower shall make an annual principal payment under the Loan in an amount equal to $700,000 each during the term of the Loan. Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on the Maturity Date.

If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Lender to charge the Borrower’s deposit account at the Lender for any payment when due. “Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York or in Miami, Florida.

C.	Prepayment:

Borrower may prepay the Note in whole or in part at any time during the term of the Note without penalty or premium, except as set forth below; provided, however, Borrower acknowledges that such prepayment may result in Lender incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay all of Lender’s out-of-pocket costs associated with such prepayment, including, but not limited to, outside counsel reasonable attorneys’ fees, any swap transaction breakage fees or termination fees and any other yield maintenance fees of Lender.

Borrower may prepay this Note in whole or in part at any time during the term of this Note upon sixty (60) days’ prior written notice to the Lender. Prepayment in part or in full of the principal amount, whether made voluntarily by Borrower or by reason of Lender’s exercise of its rights, upon Borrower’s default, to accelerate the unpaid principal amount (irrespective of whether or not foreclosure proceedings have been commenced), will be accompanied by the following:

(a) The Borrower will pay Lender, on the same date the prepayment is made, a break funding charge to cover loss, cost and expense attributable to such an event. Such loss, cost or expense to the Lender shall be deemed to include, but not be limited to an amount determined by the Lender as follows:

(i) Calculate the Lender’s remaining interest cost based on (a) the most current Lender funding rate assigned upon origination, last repricing date or last prepayment date, times (b) the principal amount of the prepayment amortized accordingly times (c) the remaining period of time until the earlier of this Note’s expiration or next repricing date, dayweighted accordingly.

Notwithstanding the foregoing, the Borrower’s annual principal payments of $700,000 required in accordance with the terms of Section B above and Section 6(a) of the Loan Agreement shall not be subject to any prepayment penalty or premium as contemplated under this Section C.

D.	Security:

This Note is secured, in part, by the collateral granted under (i) that certain Security Agreement dated as of even date herewith from CODA OCTOPUS GROUP, INC. in favor of Lender (as the same may be amended or modified from time to time, the “Coda Octopus Group Security Agreement”), (ii) that certain Security Agreement dated as of even date herewith from CODA OCTOPUS PRODUCTS, INC. in favor of Lender (as the same may be amended or modified from time to time, the “Coda Octopus Products Security Agreement”), (iii) that certain Security Agreement dated as of even date herewith from CODA OCTOPUS COLMEK, INC. in favor of Lender (as the same may be amended or modified from time to time, the “Coda Octopus Colmek Security Agreement”; and together with the Coda Octopus Group Security Agreement and the Coda Octopus Products Security Agreement, individually and/or collectively, the “Security Agreement”), and (iv) all other security instruments executed in connection therewith.

E.	Loan Documents:

This Note, the Loan Agreement, the Security Agreement and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

F.	Default Interest Rate:

If Borrower fails to make timely payment of any amounts due hereunder, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note by adding four percent (4%) per annum (the “Default Rate”). However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

G.	Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section H below, but such outstanding balance shall accrue interest at the Default Rate.

H.	Default and Acceleration:

If any of the “Events of Default” (as defined in the Loan Agreement) occur and are not cured within any applicable cure period set forth in the Loan Agreement, at the Lender’s option, exercisable in its sole discretion, all sums of principal and interest under this Note shall be accelerated and become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as specifically provided in the Loan Agreement.

All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. The Borrower expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

The remedies of Lender as provided herein, or in the Security Agreement, the Mortgage, the Loan Agreement or the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.

The Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender’s rights herein.

I.	Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys’ fees including reasonable charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender’s attorneys, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

J.	Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the Loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the Loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the Loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

K.	Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Broward County, Florida.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, BORROWER AND EACH ENDORSER WAIVE (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Florida, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives to the fullest extent it may effectively do under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s, endorser’s or guarantor’s address shown below or as notified to the Lender and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

L.	Miscellaneous:

1.	TIME IS OF THE ESSENCE OF THIS NOTE.

2.	It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under the Loan Agreement or the Security Agreement or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.	All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

5.	Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender.

6.	Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

7.	Lender shall have the right to accept and apply to the outstanding balance of this Note any and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender’s rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

8.	The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

9.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

M.	Waiver of Jury Trial:

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

[CONTINUED ON FOLLOWING PAGE]

Borrower has duly executed this Note effective as of the date set forth hereinabove.

BORROWER:

CODA OCTOPUS GROUP, INC., a Delaware corporation

By:	/s/
Mike Midgley, Acting Chief Financial Officer

CODA OCTOPUS PRODUCTS, INC., a Delaware corporation

By:	/s/
Mike Midgley, Acting Chief Financial Officer

CODA OCTOPUS COLMEK, INC., a Utah corporation

By:	/s/
Mike Midgley, Chief Executive Officer

STATE OF FLORIDA	)
) SS:
COUNTY OF _____________	)

The foregoing instrument was acknowledged before me this ____ day of April, 2017, by Mike Midgley, as Acting Chief Financial Officer of CODA OCTOPUS GROUP, INC., a Delaware corporation, on behalf of the corporation, who is personally known to me or who has produced a _______________________ identification, and who did take an oath.

___________________________________________
Print or Stamp Name: _________________________
Notary Public, State of Florida
Commission No.:_____________________________
My Commission Expires:_______________________

STATE OF FLORIDA	)
) SS:
COUNTY OF _____________	)

The foregoing instrument was acknowledged before me this ____ day of April, 2017, by Mike Midgley, as Acting Chief Financial Officer of CODA OCTOPUS PRODUCTS, INC., a Delaware corporation, on behalf of the corporation, who is personally known to me or who has produced a _______________________ identification, and who did take an oath.

___________________________________________
Print or Stamp Name: _________________________
Notary Public, State of Florida
Commission No.:_____________________________
My Commission Expires:_______________________

STATE OF FLORIDA	)
) SS:
COUNTY OF _____________	)

The foregoing instrument was acknowledged before me this ____ day of April, 2017, by Mike Midgley, as Chief Executive Officer of CODA OCTOPUS COLMEK, INC., a Utah corporation, on behalf of the corporation, who is personally known to me or who has produced a _______________________ identification, and who did take an oath.

___________________________________________
Print or Stamp Name: _________________________
Notary Public, State of Florida
Commission No.:_____________________________
My Commission Expires:_______________________